United States
Securities and Exchange Commission
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018
 Cullen/Frost Bankers, Inc.
(Exact name of issuer as specified in its charter)

Texas	74-1751768
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 W. Houston Street, San Antonio, Texas	78205
(Address of principal executive offices)	(Zip code)
(210) 220-4011
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. (the “Corporation”) held on April 25, 2018, shareholders voted on the following matters:

(1)	To elect fourteen nominees to serve as Directors for a one-year term that will expire at the 2019 Annual Meeting of Shareholders. Final voting results were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Carlos Alvarez	54,610,296	358,090	295,262	5,570,723
Chris Avery	54,818,693	143,925	301,030	5,570,723
Samuel G. Dawson	54,863,553	103,437	296,658	5,570,723
Crawford H. Edwards	54,695,032	281,359	287,257	5,570,723
Patrick B. Frost	54,580,678	390,064	292,906	5,570,723
Phillip D. Green	54,168,642	792,410	302,596	5,570,723
David J. Haemisegger	54,855,364	112,397	295,887	5,570,723
Jarvis V. Hollingsworth	54,583,196	378,464	301,988	5,570,723
Karen E. Jennings	54,663,730	303,661	296,257	5,570,723
Richard M. Kleberg, III	54,667,568	306,155	289,925	5,570,723
Charles W. Matthews	47,647,792	7,158,266	457,590	5,570,723
Ida Clement Steen	54,591,226	366,724	305,698	5,570,723
Graham Weston	49,933,922	5,034,582	295,144	5,570,723
Horace Wilkins, Jr.	54,632,822	327,098	303,728	5,570,723

(2)	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost for the fiscal year that began January 1, 2018. Final voting results were as follows:

Votes For	60,091,047
Votes Against	444,503
Abstentions	298,821

(3)	To provide nonbinding approval of executive compensation. Final voting results were as follows:

Votes For	53,443,270
Votes Against	1,272,200
Abstentions	548,178
Broker Non-Votes	5,570,723

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:	/s/ Jerry Salinas
Jerry Salinas
Group Executive Vice President and Chief Financial Officer
(Duly Authorized Officer, Principal Financial Officer and Principal Accounting Officer)

Dated:	April 26, 2018